As filed with the Securities and Exchange Commission on October 20, 1997
                           Registration No. 333-38257


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM S-8 POS

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                   AMERICAN RESOURCES AND DEVELOPMENT COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

              Utah                                   87-0401400
  (State or Other Jurisdiction of                 (I.R.S. Employer
   Incorporation or Organization)                Identification Number)

       102 West 500 South, Suite 318, Salt Lake City, Utah       84101
                  (Address of Principal Executive Offices)     (Zip Code)

               Legal Services Agreement with Parry Lawrence & Ward
                            (Full Title of the Plan)

                                   Karl Badger
                   American Resources and Development Company
                          102 West 500 South, Suite 318
                           Salt Lake City, Utah 84101
                     (Name and Address of Agent for Service)

                                 (801) 363-8961
          (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:

                                   Richard J. Lawrence, Esq.
                                   Parry Lawrence & Ward
                                   1270 Eagle Gate Tower
                                   60 East South Temple
                                   Salt Lake City, Utah 84111
                                   (801) 521-3434

                                          CALCULATION OF REGISTRATION FEE


                                                               Proposed
        Title of                                                Maximum                  Proposed
       Securities                                              Offering                  Maximum                 Amount of
         to be                     Amount to be                Price Per                Aggregate              Registration
       Registered                   Registered                 Share(1)               Offering Price              Fee(1)
------------------------      ----------------------      -------------------      --------------------      ---------------
Common Stock                        27,000 shares                $4.00               $108,000.00                 $32.73


(1) Calculated based on Rule 457(h), based upon the average of the closing bid and asked prices as of November 11, 1997.

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

         This post-effective amendment is being filed solely for the purposes of increasing the number of shares to be issued pursuant to the Legal Services
Agreement with Parry Lawrence & Ward. Pursuant to such agreement and this Registration Statement 17,000 shares of common stock were issued. $28.85 of the registration fee was paid with the prior filing.

         The registrant hereby incorporates by reference the contents of Registration Statement No. 333-38257 filed on October 20, 1997 on Form S-8.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on November 12, 1997.

                                      AMERICAN RESOURCES AND DEVELOPMENT COMPANY




                                      By:  /s/ Karl Badger
                                         ------------------------
                                          Karl Badger, President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



November 12, 1997                        /s/Karl Badger
     Date                                --------------------------------------
                                         Karl Badger
                                         President, (Principal Executive
                                         Officer) and Director


November 12, 1997                        /s/Tim Papenfuss
     Date                                --------------------------------------
                                         Tim Papenfuss
                                         Secretary/Treasurer (Chief Financial
                                         Officer and Chief Accounting Officer)
                                         and Director

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